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                                                                      Exhibit 12

                        PXRE GROUP LTD. AND SUBSIDIARIES
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
   AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                   DIVIDENDS

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                                                                                      Year Ended December 31,
                                                              ------------------------------------------------------------------
($000's except ratios)                                           2003          2002          2001           2000          1999
                                                              ---------      ---------     ---------      ---------    ---------

Net income                                                    $  96,648      $ 64,545      $(17,967)      $(10,800)    $ (42,139)
Income taxes                                                        841        17,829        (4,532)       (12,006)      (13,149)
                                                              ---------      --------      --------       --------     ---------
Income before income taxes                                    $  97,489      $ 82,374      $(22,499)      $(22,806)    $ (55,288)

Fixed charges:
Interest expense                                              $  13,034      $ 11,585      $ 13,301       $ 13,653     $  12,705
Appropriated portion (1/3) of rentals                               997         1,205           873            953           718
Interest expense on premiums withheld under ceded
   reinsurance contracts                                          9,078         9,846             -              -             -
                                                              ---------      --------      --------       --------     ---------
Total fixed charges                                           $  23,109      $ 22,636      $ 14,174       $ 14,606     $  13,423

Earnings (loss) before income taxes and fixed charges         $ 120,598      $105,010      $ (8,325)      $ (8,200)    $ (41,865)
                                                              ---------      --------      --------       --------     ---------
Preferred dividend requirements                               $  13,113      $  9,077      $      -       $      -     $       -
                                                              ---------      --------      --------       --------     ---------

Ratio of pre-tax income to net income                              1.01          1.28           1.25         2.11          1.31

Preferred dividend factor                                     $  13,227      $ 11,584      $      -       $      -     $       -
Total fixed charges                                              23,109        22,636        14,174         14,606        13,423
                                                              ---------      --------      --------       --------     ---------
Total fixed charges and preferred dividends                   $  36,336      $ 34,220      $ 14,174       $ 14,606     $  13,423
                                                              ---------      --------      --------       --------     ---------

Ratio of earnings to fixed charges                                 5.22           4.64        (0.59)         (0.56)        (3.12)
Ratio of earnings to combined fixed charges and preferred
   dividends                                                       3.32           3.07        (0.59)         (0.56)        (3.12)

Deficiency in ratio                                                                          22,499         22,806        55,288
                                                                                             ------         ------        ------
Deficiency in combined ratio                                                                 22,499         22,806        55,288
                                                                                             ------         ------        ------
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